Exhibit 4 - Subscription Agreement

True Leaf Medicine International Ltd.

Common shares
Regulation A 2017 Subscription agreement

The securities offered hereby are highly speculative. Investing in shares of True Leaf Medicine International Ltd. (the "Company") involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the securities and Exchange Commission (the "SEC"), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not "accredited investors" if the aggregate purchase price is more than 10% of the greater of such investors' annual income or net worth. True Leaf is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials made available (collectively, the "offering materials") or any prior or subsequent communications from True Leaf or any of its officers, employees or agents (including "testing the waters" materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of True Leaf and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor's own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor's proposed investment.

True Leaf reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the offering materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of True Leaf since that date.

This agreement (agreement") is made as of the date set forth below by and between the undersigned ("subscriber") and True Leaf Medicine International Ltd., an British Columbia corporation ("True Leaf" or the "issuer"), and is intended to set forth certain representations, covenants and agreements between subscriber and True Leaf with respect to the offering (the "Offering") for sale by True Leaf of shares of its common shares (the "shares") as described in True Leaf's offering circular dated ____________, 2017 (the "offering circular"), a copy of which has been delivered to subscriber. The shares are also referred to herein as the "securities."

ARTICLE I SUBSCRIPTION

1.01 Subscription. Subject to the terms and conditions hereof, subscriber hereby irrevocably subscribes for and agrees to purchase from True Leaf the number of shares set forth on the Subscription agreement Signature Page, and True Leaf agrees to sell such shares to subscriber at a purchase price of $0.70 per Share for the total amount set forth on the Subscription agreement Signature Page (the "Purchase Price"), subject to True Leaf's right to sell to subscriber such lesser number of shares as True Leaf may, in its sole discretion, deem necessary or desirable.

1.02 Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)    Contemporaneously with the execution and delivery of this agreement, subscriber shall pay the Purchase Price for the shares by check made payable to "True Leaf Medicine International Ltd.", ACH debit transfer, or wire transfer;

(b)   Payment of the Purchase Price shall be received by True Leaf Medicine International Ltd. or [Agent, Funding Portal or Underwriter] (the "Escrow Agent") from subscriber.

(c)    This subscription shall be deemed to be accepted only when this agreement has been signed by an authorized officer or agent of True Leaf, and the deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this agreement;

(d)   True Leaf shall have the right to reject this subscription, in whole or in part;

(e)    The payment of the Subscription Amount (or, in the case of rejection of a portion of the subscriber's subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

(f)     Upon the release of subscriber's Purchase Price to True Leaf by the Escrow Agent, subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the shares owned by subscriber reflected on the books and records of True Leaf and verified by True Leaf's transfer agent or legal counsel (the "Transfer Agent"), which books and records shall bear a notation that the shares were sold in reliance upon Regulation A.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription agreement, subscriber (and, if subscriber is purchasing the securities subscribed for hereby in a fiduciary capacity, the person or persons for whom subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

2.01 Requisite Power and Authority. Such subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription agreement. All action on subscriber's part required for the lawful execution and delivery of this Subscription agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription agreement will be a valid and binding obligation of subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.02 Investment Representations. subscriber understands that the securities have not been registered under the Securities Act. subscriber also understands that the securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon subscriber's representations contained in this Subscription agreement.

2.03 Illiquidity and Continued Economic Risk. subscriber acknowledges and agrees that there is no ready public market for the securities and that there is no guarantee that a market for their resale will ever exist. subscriber must bear the economic risk of this investment indefinitely and True Leaf has no obligation to list the securities on any market or take any steps (including registration under the Securities Act or the securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the securities. subscriber acknowledges that subscriber is able to bear the economic risk of losing subscriber's entire investment in the securities. subscriber also understands that an investment in True Leaf involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of securities.

2.04 Accredited Investor Status or Investment Limits. subscriber represents that either:

(a)    subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. subscriber represents and warrants that the information set forth in response to question (c) on the Subscription agreement Signature Page hereto concerning subscriber is true and correct; or

(b)   The Purchase Price set out in paragraph (b) of the Subscription agreement Signature Page, together with any other amounts previously used to purchase securities in this offering, does not exceed 10% of the greater of the subscriber's annual income or net worth. subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.05 Shareholder Information. Within five days after receipt of a request from the Company or [Agent, Funding Portal or Underwriter], which is acting as an administrative agent for True Leaf, subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which True Leaf is or may become subject, including, without limitation, the need to determine the accredited status of True Leaf's shareholders. subscriber further agrees that in the event it transfers any securities, it will require the transferee of such securities to agree to provide such information to True Leaf as a condition of such transfer.

2.06 Issuer Information.  subscriber understands that True Leaf is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the offering circular.

2.07 Valuation. subscriber acknowledges that the price of the securities was set by True Leaf on the basis of True Leaf's internal valuation and no warranties are made as to value. subscriber further acknowledges that future offerings of securities may be made at lower valuations, with the result that the subscriber's investment will bear a lower valuation.

2.08 Domicile. subscriber maintains subscriber's domicile (and is not a transient or temporary resident) at the address shown on the signature page.

2.09 Brokerage Fees. True Leaf has  engaged Boustead Securities, LLC, as the underwriter (the "Underwriter") to offer the shares to prospective investors in the United States on a best efforts basis, and our Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in such offering. We have agreed to pay the Underwriter selling commissions of eight percent (8.0%) of the gross offering proceeds; provided, however, the selling commission shall be reduced to four percent (4%) with respect to that amount of gross offering proceeds received from certain investors who have a pre-existing relationship with us. True Leaf has also agreed to issue warrants to the Underwriter on the closing of this offering, which warrants shall be exercisable at any time, and from time to time, in whole or in part, during the three-year period from issuance, representing 6% of the securities issued in this offering (the "underwriters' warrants"). The underwriters' warrants are exercisable at an exercise price equal to 150% of the public offering price. The offering statement, of which this offering circular forms a part of, also covers the Underwriters' Warrants and underlying shares. In addition, the Underwriter will receive an advisory fee of US $25,000 and be reimbursed for expenses incurred in connection with this offering. Expenses are not to exceed 0.5% of the aggregate dollar amount of the securities issued in the offering.

2.10 Foreign Investors. If subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the securities or any use of this Subscription agreement, including (a) the legal requirements within its jurisdiction for the purchase of the securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. subscriber's subscription and payment for and continued beneficial ownership of the securities will not violate any applicable securities or other laws of the subscriber's jurisdiction.

ARTICLE III SURVIVAL; INDEMNIFICATION

3.01 Survival; Indemnification. All representations, warranties and covenants contained in this agreement and the indemnification contained herein shall survive (a) the acceptance of this agreement by True Leaf, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of subscriber, and (c) the death or disability of subscriber. subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining subscriber's qualification and suitability to purchase the securities. subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of subscriber herein or the breach of any warranty or covenant herein by subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV MISCELLANEOUS PROVISIONS

4.01 Captions and Headings. The Article and Section headings throughout this agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this agreement.

4.02 Notification of Changes. subscriber agrees and covenants to notify True Leaf immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03 Assignability. This agreement is not assignable by subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04 Binding Effect. Except as otherwise provided herein, this agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05 Obligations Irrevocable. The obligations of subscriber shall be irrevocable, except with the consent of True Leaf, until the consummation or termination of the Offering.

4.06 Entire agreement; Amendment. This agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the agreement shall be made without the express written consent of the parties.

4.07 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08 Venue; Governing Law. This agreement shall be governed by and construed in accordance with the laws of British Columbia.

4.09 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to True Leaf, 00 Kalamalka Lake Road, Unit 32, Vernon, British Columbia V1T 9G1, and to subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10 Counterparts. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

True Leaf Medicine International Ltd. SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase shares of common shares of True Leaf Medicine International Ltd., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription agreement.

Section 1 - Purchase Amount
Number of common shares Purchased			Total Deemed Purchase Price ($o.25 per share)

Section 2 - subscriber Information
subscriber Type (√ one):	Individual	Joint		Corporation/Trust/Other

Full Name of subscriber (or joint subscribers or entity, if applicable)				Main Telephone #	SIN or Business #

Full Name and Title of Authorized Signatory (if applicable)				Email Address

Address For Mailing Purposes (street, city, province and postal code)
.

Name of Contact Person (if subscriber is not an individual):

Section 3 - Registration Instructions		Same as Above		Different than Section 2 (as below)
Name and Account (if applicable)				Email Address/Contact Name

Address (street, city, province and postal code)

Section 4 - Registered Plan (√ check one)
For a subscriber acquiring through a registered plan, specify the type of account:
RRSP	RRIF	TFSA	Other:

Section 5 - Qualification for securities Exemption (√ check one and complete applicable Schedule(s) )

The subscriber understands that the common shares is being offered on a private placement basis in accordance to applicable exemptions from prospectus requirements under Regulation A Tier II under the United States securities and Exchange Act of 1933 and  in Canada under the Offering Memorandum Exemption under National Instrument 45-106, and represents and certifies that it is acquiring the common shares and qualifies under one of the following categories of eligible investors under Regulation A Tier II, and if applicable, the Offering Memorandum exemption in Canada.

Subscriber is an accredited investor (as that term is defined in Regulation D under the Securities Act). The undersigned has checked the appropriate box on the attached Schedule A Certificate of Accredited Investor Status indicating the basis of such accredited investor status

Subscriber is an accredited investor an a resident of  Canada. The undersigned has checked the appropriate box on the attached Schedule D - Form 45-106F9 Form for Individual Canadian Accredited Investors indictating the baiss of such accredited investor status.

The amount set forth in paragraph 1 above (together with any previous investments in the securities pursuant to this offering) does not exceed 10% of the greater of the undersigned's net worth or annual income.

Subscriber is a resident of Canada other than New Brunswick, Ontario and Quebec, and is purchasing the securities based on the Offering Memorandum Exemption and has completed the Risk Acknowledgment Form in Schedule B.

If resident of Alberta, Nova Scotia or Saskatchewan, has additionally completed Schedules 1 and 2 to Schedule B.

Subscriber is a resident of Canada other than New Brunswick, Ontario and Quebec, and is purchasing the securities based on the Offering Memorandum Exemption and has completed the Risk Acknowledgment Form in Schedule B.

Section 6 - subscriber's Signature and Consent (√ check consent and sign)

By executing this Subscription agreement, the subscriber is consenting (on his/her own behalf and, if applicable, on behalf of the beneficial purchaser for whom you are contracting), to the collection, use and disclosure of personal information.

Subscriber Signature
X

Joint subscriber Signature (if applicable)
X

Section 7 - Acceptance by True Leaf Medicine International Ltd.
This subscription is accepted by:

True Leaf Medicine International Ltd. X
Per: Darcy Bomford, CEO & President

Effective Acceptance Date:

Schedule A

Certificate of U.S. Accredited Investor Status

Accredited Investor's Not Subject to Investment Limits Under Regulation A Tier 2
You acknowledge that, by qualifying as a U.S. accredited investor , you are not subject to investment limits under Regulation A Tier 2.
You are an Accredited investor as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), because:		Your initials
U.S. accredited investor

A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors";

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

A natural person whose individual net worth, or joint net worth with the undersigned's spouse, excluding the "net value" of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for foreseeable future, with "net value" for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth

Anatural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

An entity in which all of the equity holders are "accredited investors" by virtue of their meeting one or more of the above standards.
An individual who is a director or executive officer of True Leaf Medicine International Ltd.
4. Your name and signature
First and last name (please print):
Signature:	Date:

Schedule B

Form 45-106F4 Risk Acknowledgement

Risk Acknowledgement

  I acknowledge that this is a risky investment.

  I am investing entirely at my own risk.

  No securities regulatory authority or regulator has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

  The person selling me these securities is not registered with a securities regulatory authority or regulator and has no duty to tell me whether this investment is suitable for me.

  I will not be able to sell these securities except in very limited circumstances.  I may never be able to sell these securities.

   I could lose all the money I invest.

I am investing $ __________ [total consideration] in total; this includes any amount I am obliged to pay in future.  True Leaf Medicine International Ltd. will pay $ ___________ [amount of fee or commission] of this to _______________ [name of person selling the securities] as a fee or commission.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

___________________________                      ________________________________

Date                                                                                    Signature of Purchaser

                                                                                              ________________________________

                                                                                              Print name of Purchaser

Sign 2 copies of this document.  Keep one copy for your records.

WARNING

You have 2 business days to cancel your purchase

To do so, send a notice to True Leaf Medicine International Ltd. stating that you want to cancel your purchase.  You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities.

You can send the notice by fax or email or deliver it in person to True Leaf at its business address.  Keep a copy of the notice for your records.

True Leaf Medicine International Ltd.

100 Kalamalka Lake Road, Unit 32
Vernon, British Columbia V1T 9G1
Contact: Darcy Bomford, CEO & President

P. 778-389-9933

E.admin@trueleaf.com

[Instruction:  The purchaser must sign 2 copies of this form.  The purchaser and the issuer must each receive a signed copy.]

You are buying Exempt Market securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

•         the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and

•         the securities do not have to be sold by an investment dealer registered with a securities regulatory authority or regulator.

There are restrictions on your ability to resell exempt market securities.  Exempt market securities are more risky than other securities.

You will receive an offering memorandum Read the offering memorandum carefully because it has important information about the issuer and its securities. Keep the offering memorandum because you have rights based on it. Talk to a lawyer for details about these rights.

For more information on the exempt market, call your local securities regulatory authority or regulator.

British Columbia Securities Commission Phone: 604 899-6500 Fax: 604 899-6506 www.bcsc.bc.ca	Alberta Securities Commission Phone: 403 297-6454 Fax: 403 297-6156 www.albertasecurities.com	New Brunswick Securities Commission Phone: 506 658-3060 Fax: 506 658-3059 www.nbsc-cvm n b.ca
Manitoba Securities Commission Phone: 204 945-2548 Fax: 204 945-0330 www.msc.gov.mb.ca	Ontario Securities Commission Phone: 416 593-8314 Fax: 416 593-8177 www.osc.gov.on.ca	Nova Scotia Securities Commission Phone: 902 424-7768 Fax: 902 424-4625 www.gov.ns.ca
Saskatchewan Financial Services Commission, securities Division Phone: 306 787-5645 Fax: 306 787-5899 www.sfsc.gov.sk.ca	Securities Commission of Newfoundland and Labrador Phone: 709 873-7490 Fax: 709 729-6187 www.gov.nl.ca	Prince Edward Island securities Office Phone: 902 368-4550 Fax: 902 368-5283 www.gov.pe.ca
Department of Justice, Northwest Territories securities Registry Phone: 867 873-7490 Fax: 867 873-0243 www.justice.gov.nt.ca	Yukon Registrar of securities Phone: 867 667-5314 Fax: 867 393-6251 www.gov.yk.ca	Department of Justice, Nunavut Legal Registries Division Phone: 867 975-6190 Fax: 867 975-6194 www.gov.nu.ca
Authorite Des Marches Financiers Phone: 418 525-0337 Fax: 418 525-9512 www.lautorite.qc.ca

Schedule 1 (To Schedule B)

Classification of Investors Under the Offering Memorandum Exemption

Instructions: This schedule must be completed together with the Risk Acknowledgement Form and Schedule 2 by individuals purchasing securities under the exemption (the offering memorandum exemption) in subsection 2.9(2.1) of National Instrument 45-106 Prospectus Exemptions (NI 45-106) in Alberta, New Brunswick, Nova Scotia, Ontario, Québec and Saskatchewan.

How you qualify to buy securities under the offering memorandum exemption

Initial the statement under A, B, C or D containing the criteria that applies to you. (You may initial more than one statement.) If you initial a statement under B or C, you are not required to complete A.

A. You are an eligible investor because:	Your initials
Eligible Investor

Your net income before taxes was more than $75,000 in each of the 2 most recent calendar years, and you expect it to be more than $75,000 in this calendar year. (You can find your net income before taxes on your personal income tax return.)

Your net income before taxes combined with your spouse's was more than $125,000 in each of the 2 most recent calendar years, and you expect your combined net income to be more than $125,000 in this calendar year. (You can find your net income before taxes on your personal income tax return.)

Either alone or with your spouse, you have net assets worth more than $400,000. (Your net assets are your total assets, including real estate, minus your total debt including any mortgage on your property.)

B. You are an eligible investor, as a person described in section 2.3 [Accredited investor] of NI 45-106 or, as applicable in Ontario, subsection 7.3(3) of the Securities Act (Ontario), because:		Your initials
Accredited Investor

Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in this calendar year. (You can find your net income before taxes on your personal income tax return.)

Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

C. You are an eligible investor, as a person described in section 2.5 [Family, friends and business associates] of NI 45-106, because:	Your initials
Family, Friends and Business Associates

You are:

1)       [check all applicable boxes]

a director of the issuer or an affiliate of the issuer

  an executive officer of the issuer or an affiliate of the issuer a control person of the issuer or an affiliate of the issuer a founder of the issuer

OR

2)      [check all applicable boxes]

  a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

You are a family member of ____________________________________ [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: _______________________________.

You are the ____________________________of that person or that person's spouse. [Instruction: To qualify for this investment, you must be (a) the spouse of the person listed above or (b) the parent, grandparent, brother, sister, child or grandchild of that person or that person's spouse.]

You are a close personal friend of _______________________________ [Instruction: Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: _______________________________.

You have known that person for _____ years.

You are a close business associate of ____________________________ [Instruction: Insert the name of your close business associate], who holds the following position at the issuer or an affiliate of the issuer: ____________________________.

You have known that person for _____ years.

D. You are not an eligible investor.		Your initials
Not an Eligible Investor	You acknowledge that you are not an eligible investor.

E. Your name and signature
First and last name (please print):
Signature:	Date:

Schedule 2 (To Schedule B)

Investment Limits for Investors Under the Offering Memorandum Exemption

Instructions: This schedule must be completed together with the Risk Acknowledgement Form by individuals purchasing securities under the exemption (the offering memorandum exemption) in subsection 2.9(2.1) of National Instrument 45-106 Prospectus Exemptions (NI 45-106) in Manitoba, Northwest Territories, Nunavut, Prince Edward Island or Yukon who are not accredited investors and are not non-individuals purchasing more than CDN$10,000 but less than CDN $150,000 in shares.

Initial one of the following statements:

A. You are an eligible investor because:	Your initials
Eligible Investor

Your net income before taxes was more than $75,000 in each of the 2 most recent calendar years, and you expect it to be more than $75,000 in this calendar year. (You can find your net income before taxes on your personal income tax return.)

Your net income before taxes combined with your spouse's was more than $125,000 in each of the 2 most recent calendar years, and you expect your combined net income to be more than $125,000 in this calendar year. (You can find your net income before taxes on your personal income tax return.)

Either alone or with your spouse, you have net assets worth more than $400,000. (Your net assets are your total assets, including real estate, minus your total debt including any mortgage on your property.)

B. You are an eligible investor, as a person described in section 2.3 [Accredited investor] of NI 45-106 or, as applicable in Ontario, subsection 7.3(3) of the Securities Act (Ontario).		Your initials
Accredited Investor	You acknowledge that, by qualifying as an eligible investor as a person described in section 2.3 [Accredited investor], you are not subject to investment limits.

C. You are an eligible investor, as a person described in section 2.5 [Family, friends and business associates] of NI 45-106.		Your initials
Family, Friends and Business Associates	You acknowledge that, by qualifying as an eligible investor as a person described in section 2.5 [Family, friends and business associates], you are not subject to investment limits.

D. You are not an eligible investor.	Your initials
Not an Eligible Investor

You acknowledge that you cannot invest more than $10,000 in all offering memorandum exemption investments made in the previous 12 months.

You confirm that, after taking into account your investment of $__________ today in this issuer, you have not exceeded your investment limit of $10,000 in all offering memorandum exemption investments made in the previous 12 months.

E. Your name and signature
First and last name (please print):
Signature:	Date:
SECTION 2 TO BE COMPLETED BY THE REGISTRANT
2. Registrant information
[Instruction: this section must only be completed if an investor has received advice from a portfolio manager, investment dealer or exempt market dealer concerning his or her investment.]
First and last name of registrant (please print):
Registered as: [Instruction: indicate whether registered as a dealing representative or advising representative]
Telephone:	Email:
Name of firm: [Instruction: indicate whether registered as an exempt market dealer, investment dealer or portfolio manager.]
Date:

 Schedule C

Declaration  of Eligible Investors Under the Offering Memorandum Exemption

Instructions: This schedule must be completed together with the Risk Acknowledgement Form and Schedule 2 by individuals purchasing securities under the exemption (the offering memorandum exemption) in subsection 2.9(2.1) of National Instrument 45-106 Prospectus Exemptions (NI 45-106) in Alberta, New Brunswick, Nova Scotia, Ontario, Quebec and Saskatchewan.

How you qualify to buy securities under the offering memorandum exemption

Initial the statement under A, B, C or D containing the criteria that applies to you. (You may initial more than one statement.) If you initial a statement under B or C, you are not required to complete A.

A. You are an eligible investor.		Your initials
Eligible Investor	You confirm you are a person whose net assets, alone or with a spouse, in the case of an individual, exceeds CDN$400,000.
You confirm your net income before taxes exceeded CDN$75,000 in each of the two most recent calendar years and you reasonably expects to exceed that income level in the current calendar year,

You confirm your net income before taxes, alone or with your spouse, in the case of an individual, exceeded CDN$125,000 in each of the two  most recent calendar years and you reasonably expect to exceed that income level in the current calendar year

You confirm you are a person of which a majority of the voting securities are beneficially owned by Eligible Investors or a majority of the directors are eligible investors.
You confirm you are a General Partner in which all of the partners are Eligible Investors.
You confirm you are a limited partnership in which the majority of the General Partner are Eligible Investors.
You confirm you are a trust or estate in which all of the beneficiaries or a majority of the trustees or executors are Eligible Investors.

You confirm that, after taking into account your investment of $__________ today in this issuer, you have not exceeded your investment limit of $30,000 in all offering memorandum exemption investments made in the previous 12 months.

You confirm that you received advice from a portfolio manager, investment dealer or exempt market dealer, as identified in section 2 of this schedule that the following investment is suitable.

You confirm that, after taking into account your investment of $__________today in this issuer, you have not exceeded your investment limit in all offering memorandum exemption investments made in the previous 12 months of $100,000.

B. You are an eligible investor, as a person described in section 2.3 [Accredited investor] of NI 45-106, because:		Your initials
Accredited Investor

Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in this calendar year. (You can find your net income before taxes on your personal income tax return.)

Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
C. You are an eligible investor, as a person described in section 2.5 [Family, friends and business associates] of NI 45-106.		Your initials
Family, Friends and Business Associates	You acknowledge that, by qualifying as an eligible investor as a person described in section 2.5 [Family, friends and business associates], you are not subject to investment limits.

D. You obtained suitability advice from an eligible advisor.	Your initials
Suitability Advice

You have obtained advice regarding the suitability of the investment and that advice has been obtained from an eligibility adviser. An "eligibility adviser" means:

(a)   a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)   in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)     have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

E. You are not an eligible investor.	Your initials
Not an Eligible Investor

You acknowledge that you cannot invest more than $10,000 in all offering memorandum exemption investments made in the previous 12 months.

You confirm that, after taking into account your investment of $__________ today in this issuer, you have not exceeded your investment limit of $10,000 in all offering memorandum exemption investments made in the previous 12 months.

F. Your name and signature
First and last name (please print):
Signature:	Date:

Form 45-106F9
Form for Individual Canadian Accredited Investors

WARNING! This investment is risky. Do not invest unless you can afford to lose all the money you pay for this investment.
SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common shares	issuer: True Leaf Medicine International Ltd.
Purchased from: True Leaf Medicine International Ltd.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss- You could lose your entire investment of $ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.

Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

  You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials

  Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

  Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.

Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

True Leaf Medicine International Ltd.

100 Kalamalka Lake Road, Unit 32
Vernon, British Columbia V1T 9G1
Contact: Darcy Bomford, CEO & President

P. 778-389-9933

E.admin@trueleaf.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1. This form does not mandate the use of a specific font size or style but the font must be legible.

2. The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3. THE PURCHASER MUST SIGN THIS FORM. EACH OF THE PURCHASER AND THE ISSUER OR SELLING SECURITY HOLDER MUST RECEIVE A COPY OF THIS FORM SIGNED BY THE PURCHASER. THE ISSUER OR SELLING SECURITY HOLDER IS REQUIRED TO KEEP A COPY OF THIS FORM FOR 8 YEARS AFTER THE DISTRIBUTION.